Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2020, relating to the consolidated financial statements of NeoPhotonics Corporation and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Amendment No. 1 on Form 10-K/A of the Company for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

San Jose, California

March 6, 2020